Exhibit 4.2


                           VIDEO SERVICES CORPORATION
                      1999 NON-EMPLOYEE DIRECTOR STOCK PLAN


1.       PURPOSE.

         The purpose of this 1999 Non-Employee Director Stock Plan (the "Plan") is to assist Video Services Corporation, a Delaware Corporation (the "Company"), in attracting and retaining highly qualified persons to serve as non-employee directors and to more closely align such directors' interests with the interests of stockholders of the Company by providing them compensation in the form of Company stock.

2.       DEFINITIONS.

         Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

         "Board" shall mean the Board of Directors of the Company.

         "Chairman" shall mean a Non-Employee Director who is Chairman of the Board.

         "Company"   shall  mean   Video   Services   Corporation,   a  Delaware
corporation, and any successor corporation.

         "Designated Beneficiary" shall have the meaning set forth in Section
5.3.

         "Effective Date" shall have the meaning set forth in Section 5.1.

         "Non-Employee Director" shall mean a director of the Company who is not an employee of the Company or a parent or subsidiary of the Company.

         "Plan" shall mean this Video Services Corporation 1999 Non-Employee Director Stock Plan, as may be amended from time to time.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Share" shall mean a share of the Company's Common Stock, $0.01 par value.

3.       ADMINISTRATION.

         The Plan shall be administered by the Board, which shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent with its terms and provisions and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be binding upon all persons, including the Company, stockholders, directors, Non-Employee Directors and Designated Beneficiaries. The Secretary of the Company shall be authorized to implement the Plan in

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accordance with its terms,  and to take such actions of a ministerial  nature as shall be necessary to effectuate the intent and purposes  thereof.  No member of
the  Board  shall  be  personally  liable  for  any  action,   determination  or
interpretation made in good faith with respect to the Plan or the grants hereunder, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

3.       SHARES SUBJECT TO THE PLAN.

         3.1      Shares Subject to the Plan

                  The maximum number of Shares that may be the subject of grants under this Plan shall be 120,000. The Company shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each.

         3.2      Changes in Company's Shares

                  In the event that the Board shall determine that any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares, or other similar corporate event affects the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended under this Plan, the Board shall, in its sole discretion, and in such manner as it may deem equitable, adjust any or all of the number and kind of Shares which thereafter may be granted under the Plan, or the number and kind of Shares subject to outstanding grants; provided, however, that the number of Shares subject to any grant shall always be a whole number.

4.       GRANT OF SHARES.

         4.1      Automatic Grants

                  (a) On the Effective Date, (i) each Non-Employee Director (other than the Chairman) shall be granted 4000 Shares and (ii) the Chairman shall be granted 6000 Shares, in consideration of services previously rendered to the Company.

                  (b) Following the Effective Date, (i) each Non-Employee Director (other than the Chairman) shall be granted 4000 Shares on January 1 of each fiscal year of the Company during which the Non-Employee Director serves as such, and (ii) the Chairman shall be granted 6000 Shares on January 1 of each fiscal year of the Company during which the Chairman serves as such, in each case in consideration of services that have been rendered during such fiscal year.

                  (c) Notwithstanding the foregoing, the Board may, in its sole discretion, (i) cancel, restrict or reduce the grant of Shares to any Non-Employee Director who is no longer a Non- Employee Director as of January 1 of the fiscal year of the Company with respect to which the Shares are granted, or (ii) grant all or part of an automatic annual grant to a Non-Employee Director who first becomes a Non-Employee Director after January 1 of a fiscal year.


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         4.2      Discretionary Awards

                  Subject to Section 3.1, the Board may, in its sole discretion, grant additional Shares to Non-Employee Directors under the Plan at such times and in such amounts as the Board may determine from time to time. Such authority to make discretionary grants of Shares under the Plan shall include the authority to (i) determine the Non-Employee Directors to whom Shares shall be granted; (ii) the number of Shares to be granted; (iii) the price, if any, to be paid for such Shares; and (iv) the terms and conditions applicable to the grant of such Shares.

         4.3      Vesting

                  Subject  to  Section   4.1(c),   the  grant  of  Shares  to  a
Non-Employee Director pursuant to Section 4.1 shall be immediately vested and nonforfeitable.

         4.4      Stock Certificates

                  A stock certificate registered in the name of each Non-Employee Director granted Shares shall be issued and delivered to such Non-Employee Director as soon as practicable, or at such other time as determined by the Board in its sole discretion, following each grant of Shares under the Plan.

5.       MISCELLANEOUS.


         5.1      Effective Date

                  The Plan shall become effective as of the date the Board adopts the Plan (the "Effective Date") and shall continue in effect until the fourth anniversary of such adoption. The Plan will be presented for ratification no later than the next annual meeting of the shareholders of the Company following the adoption of the Plan by the Board.

         5.2      Amendment, Suspension or Termination of the Plan

                  (a) The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board.

                  (b) Notwithstanding the foregoing, from and after the Effective Date, neither the amendment, suspension nor termination of the Plan shall, without the consent of the Non-Employee Director, alter or impair any rights or obligations with respect to any Shares theretofore granted under the Plan. No Shares may be granted during any period of suspension nor after termination or expiration of the Plan.

         5.3      Designated Beneficiaries

                  If a Non-Employee Director dies prior to receiving any grant of Shares due under the Plan, such grant shall be made to his Designated Beneficiary. A Non-Employee Director's

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Designated  Beneficiary  shall be the beneficiary  specifically  designated by a
Non-Employee   Director  in  writing  to  receive   grants  of  Shares  due  the
Non-Employee Director in the event of the Non- Employee Director's death. In the absence of an effective designation by the Non-Employee Director, Designated Beneficiary shall mean the Non-Employee Director's estate.

         5.4      No Shareholder Rights Conferred

                  Nothing contained in the Plan will confer upon any Non-Employee Director (or Designated Beneficiary) any rights of a shareholder of the Company until stock certificates for the Shares with respect to a grant under the Plan are in fact issued and delivered to such Non-Employee Director (or his or her Designated Beneficiary).

         5.5      Compliance with Laws

                  (a) The obligation of the Company to deliver Shares with respect to any grant under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

                  (b) Each grant of Shares is subject to the requirement that, if at any time the Board determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, issuance of Shares, no Shares shall be issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Board.

                  (c) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder or applicable state securities laws, and the Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares granted pursuant to the Plan shall include any legend that the Board deems appropriate to reflect any restrictions on transfer.

         5.6      No Right to Continue as a Director

                  Nothing contained in the Plan will confer upon any Non-Employee Director any right to serve as a director of the Company. Nothing in the Plan shall be construed to limit the right of the Company to establish any other forms of compensation or incentives for the Non-Employee Directors.


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         5.7      Governing Law

                  The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

         5.8      Titles; Construction

                  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.





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